Exhibit 99.1

ADVANCED ENERGY ANNOUNCES CLOSING OF OFFERING OF $575

MILLION OF 2.50% CONVERTIBLE SENIOR NOTES WITH INITIAL

PURCHASERS’ OPTION FULLY EXERCISED

DENVER, Colo., September 12, 2023 — Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, announced today the closing of its previously announced private offering of $575 million aggregate principal amount of 2.50% Convertible Senior Notes due 2028 (the “notes”), which amount includes the full exercise of the initial purchasers’ option to purchase an additional $75 million aggregate principal amount of the notes.

Advanced Energy received net proceeds from the offering of the notes of approximately $561.2 million after deducting the initial purchasers’ discounts and after deducting offering expenses payable by Advanced Energy. Advanced Energy intends to use the net proceeds from the offering for one or more of the following: (i) to fund plans for future growth, which may include strategic acquisitions, (ii) to opportunistically repay existing outstanding indebtedness, (iii) to repurchase additional common stock as part of our existing opportunistic share repurchase plan, or (iv) for general corporate purposes.

In addition, Advanced Energy used approximately $40.1 million of the net proceeds from the offering to enter into convertible note hedge transactions described below (after such cost was partially offset by the proceeds to us from the sale by us of the warrant transactions to the option counterparties, with a warrant strike price of approximately $179.76 per share subject to certain adjustments), and used approximately $40.0 million of the net proceeds from the offering to repurchase 378,286 shares of Advanced Energy common stock from purchasers of the notes in this offering. Including cash used in these two items, the total final proceeds were approximately $481.0 million.

The notes are Advanced Energy’s senior unsecured obligations, bear interest at a rate of 2.50% per year, and will mature on September 15, 2028, unless earlier repurchased, redeemed or converted. The initial conversion rate is 7.2747 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $137.46 per share, representing a premium of approximately 30% over the closing price of the common stock of $105.74 per share on September 7, 2023. Advanced Energy will satisfy any conversion elections by paying cash up to the aggregate principal amount of the notes to be converted, and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Advanced Energy’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes to be converted.

Advanced Energy may redeem for cash all or any portion of the notes, at its option at any time and from time to time, on or after September 20, 2026 if the last reported sale price of Advanced Energy’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Advanced Energy provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If Advanced Energy undergoes a fundamental change (as defined in the indenture governing the notes), holders may require Advanced Energy to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes and the exercise of the initial purchasers’ option to purchase additional notes, Advanced Energy entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the same number of shares of common stock that initially underlie the notes. Advanced Energy also entered into warrant transactions with the option counterparties relating to the same number of shares of common stock, subject to customary anti-dilution adjustments. The convertible note hedge transactions are expected generally to reduce potential dilution to Advanced Energy’s common stock upon any conversion of notes and/or offset any cash payments Advanced Energy is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of Advanced Energy’s common stock exceeds the strike price of the warrants. The strike price of the warrant transactions is initially approximately $179.76 per share, which represents a premium of 70% over the closing price of Advanced Energy’s common stock of $105.74 per share on September 7, 2023 and is subject to certain adjustments under the terms of the warrant transactions.

The notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any shares of the common stock issuable upon conversion of the notes have not been registered under the Securities Act or under any U.S. state securities laws or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Advanced Energy

Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA.

Advanced Energy | Precision. Power. Performance. Trust.

Forward-Looking Statements

This release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this release that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations and plans, particularly statements about the extent, and potential effects, of convertible note hedge and warrant transactions, the potential dilution to the common stock, the conversion price for the notes, and the expected use of the proceeds from the sale of the notes, are forward-looking statements. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," as well as statements that events or circumstances "will" occur or continue, indicate forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release, and readers are cautioned to not place undue reliance on forward-looking statements. We assume no obligation to update the information in this press release.

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com